Exhibit 99.1

Soluna Appoints Agnes Budzyn to Board of Directors

Former BlackRock and ConsenSys executive adds deep expertise in finance, digital assets, and technology

ALBANY, NY — October 21, 2025 — Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, today announced the appointment of Agnes Budzyn to its Board of Directors.

Agnes brings more than a decade of experience across finance, digital assets, and technology strategy, with a proven track record of bridging traditional finance and emerging innovation. She currently serves as CEO and Managing Partner of Bluedge Ventures, an investment firm focused on digital infrastructure and dual-use technology, and has previously held leadership roles at BlackRock and ConsenSys, where she helped shape the growth of the Ethereum ecosystem.

“Agnes is a dynamic leader who deeply understands both the financial and technological forces shaping the future of energy and computing,” said John Belizaire, CEO of Soluna. “Her experience across digital assets, infrastructure, and capital formation will be invaluable as we continue scaling our Renewable Computing platform.”

Throughout her career, Agnes has collaborated with major global institutions, including the European Central Bank, Swiss National Bank, and the U.S. Federal Reserve, during her tenure at BlackRock, where she managed over $40 billion in portfolio restructuring. She has also advised organizations on IPO readiness, business transformation, and strategic funding, and currently serves on the Board of Yale Club Audit Committee and the London Stock Exchange/FTSE Russell Digital Assets Advisory Committee.

A recognized thought leader in fintech and decentralization, Agnes has spoken at leading institutions such as Harvard, Oxford, Cornell, and the World Economic Forum in Davos, where she was named to the Forum of Young Global Leaders.

“I’m honored to join Soluna’s Board at such a pivotal time,” said Agnes Budzyn. “Soluna’s vision to make renewable energy a global superpower through sustainable computing aligns closely with my passion for innovation that advances technology, sustainability, and economic resilience. I look forward to contributing to the Company’s continued growth and impact.”

This appointment reflects Soluna’s ongoing efforts to enhance its governance and deepen expertise across finance, capital markets, and digital infrastructure.

Safe Harbor Statement by Soluna

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Other examples of forward-looking statements may include, but are not limited to, statements of the Company’s plans and objectives, including with respect to the scaling of the Company’s Renewable Computing platform and the Company’s continued growth and impact. The Company may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties; further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the press release date, and the Company undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co